Exhibit 10.7
EXECUTION COPY
AMENDMENT NO. 1 TO CREDIT AGREEMENT
This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), dated as of August 12, 2010, by and among CONSTAR, INC., a Pennsylvania corporation (the “Borrower”), the other Credit Parties, General Electric Capital Corporation, a Delaware corporation (in its individual capacity, “GE Capital”), as the sole Lender and as Agent for the Lenders (in such capacity, the “Agent”), amends that certain Credit Agreement, dated as of February 11, 2010 (the “Credit Agreement”), by and among the Borrower, the other Credit Parties signatory thereto, the Agent and the Lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.
RECITALS
A. The Borrower has requested that the Lenders amend the Credit Agreement as set forth herein.
B. The Agent and the Lenders signatory hereto have agreed, on the terms and conditions set forth below, to so amend the Credit Agreement.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the other Credit Parties signatory hereto, the Lenders signatory hereto and the Agent hereby agree as follows:
1. Amendment to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 of this Amendment, the Credit Agreement is hereby amended as follows:
(a) Section 1.1(b)(i)(A)(ii) of the Credit Agreement is hereby amended to delete therefrom the reference to “$15,000,000” and to insert therefor a reference to “$20,000,000”.
(b) Section 1.9(d) of the Credit Agreement is hereby amended to delete therefrom the phrase “If, at any time prior to the six-month anniversary of the Closing Date,” and to insert therefor the following phrase: “If, at any time prior to the first anniversary of the Amendment No. 1 Effective Date,”.

(c) Section 1.13(d) of the Credit Agreement is hereby amended to delete the proviso thereof in its entirety.
(d) Section 1.13(e) of the Credit Agreement is hereby amended to delete the proviso thereof in its entirety.
(e) Section 6.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:
6.2 Minimum Fixed Charge Coverage Ratio. If Excess Availability (i) during any fiscal month is less than $12,500,000 for any period of five (5) consecutive Business Days during such fiscal month or (ii) is less than $7,500,000 at any time during any fiscal month, the Borrower shall not permit the Fixed Charge Coverage Ratio to be less than 1.00:1.00, calculated on a trailing twelve (12) month basis as of the last day of the then most recently ended fiscal month for which financial statements have been delivered pursuant to Section 4.1.
(f) Section 11.1 of the Credit Agreement is hereby amended to amend and restate the definition of “Applicable Margin” in its entirety as follows:
“Applicable Margin” means:
(a) for the period commencing on the Closing Date through the first day of the calendar month immediately following the calendar month during which financial statements for September 2010 are delivered:
(i) if a Base Rate Loan, three percent (3.00%) per annum; and
(ii) if a LIBOR Rate Loan, four percent (4.00%) per annum; and
(b) thereafter, the Applicable Margin shall equal the applicable LIBOR margin or Base Rate margin per annum in effect from time to time determined as set forth on the table below based upon the applicable Fixed Charge Coverage Ratio, calculated on a trailing twelve (12) month basis as of the last day of the then immediately preceding fiscal month:

		Applicable
If Fixed Charge Coverage	Applicable Margin	Margin for
Ratio is:	for Base Rate Loans	LIBOR Rate Loans
> 1.20:1.00	2.75%	3.75%
≥ 1.00:1.00, but ≤ 1.20:1.00	3.00%	4.00%
< 1.00:1.00	3.25%	4.25%

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The Applicable Margin shall be adjusted from time to time upon delivery to Agent of the monthly financial statements for each fiscal month required to be delivered pursuant to Section 4.1 accompanied by a written calculation of the Fixed Charge Coverage Ratio certified on behalf of the Borrower by a Responsible Officer of the Borrower as of the end of the fiscal month for which such financial statements are delivered. If such calculation indicates that the Applicable Margin shall increase or decrease, then on the first day of the calendar month following the date of delivery of such financial statements and written calculation the Applicable Margin shall be adjusted in accordance therewith; provided, however, that if the Borrower shall fail to deliver any such financial statements for any such fiscal month by the date required pursuant to Section 4.1, then, at Agent’s election, effective as of the first day of the calendar month following the end of the calendar month during which such financial statements were to have been delivered, and continuing through the first day of the calendar month following the date (if ever) when such financial statements and such written calculation are finally delivered, the Applicable Margin shall be conclusively presumed to equal the highest Applicable Margin specified in the pricing table set forth above. Notwithstanding anything herein to the contrary, Swing Loans may not be LIBOR Rate Loans.
In the event that any financial statement or Compliance Certificate delivered pursuant to Sections 4.1 or 4.2 is inaccurate, and such inaccuracy, if corrected, would have led to the imposition of a higher Applicable Margin for any period than the Applicable Margin applied for that period, then (i) the Borrower shall immediately deliver to Agent a corrected financial statement and a corrected Compliance Certificate for that period, (ii) the Applicable Margin shall be determined based on the corrected Compliance Certificate for that period, and (iii) the Borrower shall immediately pay to Agent (for the account of the Lenders that hold the Revolving Loan Commitments and Loans at the time such payment is received, regardless of whether those Lenders held the Revolving Loan Commitments and Loans during the relevant period) the accrued additional interest owing as a result of such increased Applicable Margin for that period. This paragraph shall not limit the rights of Agent or the Lenders with respect to subsection 1.3(c) and Article VII hereof, and shall survive the termination of this Agreement until the payment in full in cash of the aggregate outstanding principal balance of the Loans.
If an Event of Default is continuing at the time that a reduction in the Applicable Margins is to be implemented in accordance with the table above, such reduction will be deferred unless and until the first day of the calendar month after the written waiver thereof.

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(g) Section 11.1 of the Credit Agreement is hereby further amended to amend and restate clause (c) of the definition of “Borrowing Base” in its entirety as follows:
(c) $5,000,000; provided, however, if the Fixed Charge Coverage Ratio, calculated on a trailing twelve (12) month basis as of the last day of the 2011 Fiscal Year or the last day of any subsequent fiscal month, is at least 1.20:1.00, then $2,500,000 effective as of the date on which the Borrower shall have delivered the financial statements and other information and materials required by Section 4.1(a) hereof with respect to such Fiscal Year ended;
(h) Section 11.1 of the Credit Agreement is hereby further amended to amend and restate clause (b)(vii) of the definition of “Consolidated EBITDA” in its entirety as follows:
(vii) cash restructuring charges of (A) up to $3,000,000 per Fiscal Year for the 2010 Fiscal Year and 2011 Fiscal Year, and (B) up to $1,500,000 per Fiscal Year for the 2012 Fiscal Year and (pro-rated) for the 2013 Fiscal Year (subject, for all charges under this clause (vii), to Borrower having provided Agent with supporting detail for such charges as may be reasonably satisfactory to Agent); and
(i) Section 11.1 of the Credit Agreement is hereby further amended to amend and restate clause (b)(iii) of the definition of “Fixed Charge Coverage Ratio” in its entirety as follows:
(iii) Unfinanced Capital Expenditures during such period,
(j) Section 11.1 of the Credit Agreement is hereby further amended to add the following new definitions in the correct alphabetical order:
“Amendment No. 1 Effective Date” means August 12, 2010.
“Unfinanced Capital Expenditures” means Capital Expenditures paid for with proceeds of operating cash or Revolving Loans, and, in any event, excluding (i) Capital Expenditures paid for with proceeds of Indebtedness permitted under Sections 5.5(d), 5.5(i), 5.5(j) or 5.5(l) and (ii) Capital Expenditures paid for with proceeds of the disposition of fixed assets permitted under Section 5.2 within 300 days of the consummation of such disposition.
(k) Exhibit 4.2(b) of the Credit Agreement is hereby amended and restated in its entirety as provided in Annex A hereto.

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2. Effectiveness of this Amendment; Conditions Precedent. The provisions of Section 1 of this Amendment shall be deemed to have become effective as of the date of this Amendment, but such effectiveness shall be expressly conditioned upon Agent’s receipt of the following:
(a) a counterpart of this Amendment executed and delivered by duly authorized officers of the Borrower, each other Credit Party, the Required Lenders and Agent; and
(b) a counterpart of that certain fee letter of even date herewith between the Borrower and Agent.
3. Miscellaneous.
(a) Headings. The various headings of this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.
(b) Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.
(c) Interpretation. No provision of this Amendment shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured, drafted or dictated such provision.
(d) Representations, Warranties and Covenants. Each Credit Party hereby represents and warrants that, as of the date hereof:
(i) this Amendment and the Credit Agreement as amended by this Amendment, constitute the legal, valid and binding obligations of such Credit Party, enforceable against it in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability;
(ii) its execution, delivery and performance of this Amendment and its performance of the Credit Agreement as amended by this Amendment, (A) are within such Person’s power; (B) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (C) do not contravene any provision of such Person’s charter, bylaws, partnership agreement or operating agreement, as applicable; (D) do not violate in any material respect any law or regulation, or any order or decree of any court or Governmental Authority; (E) do not conflict in any material respect with or result in a material breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any material indenture, mortgage, deed of trust, lease, agreement or other material instrument to which such Person is a party or by which such Person or any of its material property is bound; (F) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (G) do not require any material consent or approval of any Governmental Authority or any other Person that has not already been obtained; and

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(iii) (1) no Default or Event of Default has occurred and is continuing and (2) all of the representations and warranties of such Credit Party contained in the Credit Agreement and in each other Loan Document to which it is a party are true and correct in all material respects as of the date hereof as though made on and as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement.
(e) Reaffirmation, Ratification and Acknowledgment. Each Credit Party hereby (1) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and Liens in favor of the Agent, under each Loan Document to which it is a party, (2) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Loan Documents, (3) agrees that neither such ratification and reaffirmation, nor the Agent’s or any Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from such Credit Party with respect to any subsequent modifications to the Credit Agreement or the other Loan Documents and (4) agrees that none of the terms and conditions of this Amendment shall limit or diminish its payment and performance obligations, contingent or otherwise, under the Loan Documents to which it is a party. The Credit Agreement, as modified by this Amendment, is in all respects ratified and confirmed. The parties hereto agree that each of the Loan Documents shall remain in full force and effect and is hereby ratified and confirmed. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement.
(f) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
(g) Effect. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby and each reference in the other Loan Documents to the Credit Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement.
(h) No Novation or Waiver. Except as specifically set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not (a) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of, the Agent or any Lender under the Credit Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Credit Agreement or in any of the other Loan Documents or of any Default or Event of Default that may have occurred and be continuing or (c) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or in any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

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(i) Agent’s Expenses. Without limitation of the obligations of the Credit Parties under Section 9.5 of the Credit Agreement, the Borrower hereby agrees to promptly reimburse Agent for all of the reasonable out-of-pocket expenses, including, without limitation, attorneys’ and paralegals’ fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Amendment.
******

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

CONSTAR, INC., as Borrower
By:	/s/ J. Mark Borseth
	Name:	J. Mark Borseth
	Title:	Executive V.P. and C.F.O.

CONSTAR INTERNATIONAL INC. BFF INC. DT, INC. CONSTAR FOREIGN HOLDINGS, INC., as Credit Parties
By:	/s/ J. Mark Borseth
	Name:	J. Mark Borseth
	Title:	Executive V.P. and C.F.O.

CONSTAR INTERNATIONAL U.K. LIMITED, as a Credit Parties
By:	/s/Chris Phelan
	Name:	Chris Phelan
	Title:	V.P. European Operations
Signature Page to
Amendment No. 1 (Constar Credit Agreement)

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and as the sole Lender
By:	/s/ Thomas Morante
	Name:	Thomas Morante
	Title:	Duly Authorized Signatory

Signature Page to
Amendment No. 1 (Constar Credit Agreement)

ANNEX A
EXHIBIT 4.2(b)
COMPLIANCE CERTIFICATE
CONSTAR, INC.
Date: [_____] [__], 20[__]
This Compliance Certificate (this “Certificate”) is given by Constar, Inc., a Pennsylvania corporation (the “Borrower”), pursuant to subsection 4.2(b) of that certain Credit Agreement, dated as of February 11, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, each other “Credit Party” that is a party thereto, the Lenders, L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent for the Lenders. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.
The officer executing this Certificate is a Responsible Officer of the Borrower and as such is duly authorized to execute and deliver this Certificate on behalf of the Borrower. By executing this Certificate, such officer hereby certifies to Agent, Lenders and L/C Issuer, on behalf of the Borrower, that:
(a) the financial statements delivered with this Certificate in accordance with subsection 4.1(a) and/or 4.1(b) of the Credit Agreement fairly present, in all material respects, in accordance with GAAP the financial position and the results of operations of Holdings and its Subsidiaries as of the dates of and for the periods covered by such financial statements (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of balance sheet reclassifications and footnote disclosure);
(b) to such officer’s knowledge, each Credit Party and each of their Subsidiaries, during the period covered by such financial statements, has observed and performed all of their respective covenants and other agreements in the Credit Agreement and the other Loan Documents to be observed, performed or satisfied by them, and such officer had not obtained knowledge of any Default or Event of Default [except as specified on the written attachment hereto];
(c) Exhibit A hereto is a correct calculation of each of the financial covenants contained in Article VI of the Credit Agreement;
(d) based on the Fixed Charge Coverage Ratio as calculated in Exhibit A hereto, the Applicable Margin for (i) Revolving Loans which are Base Rate Loans and Swing Loans is [_________] and (ii) the Applicable Margin for Revolving Loans which are LIBOR Rate Loans is [_________];
(e) since the Closing Date and except as disclosed in prior Compliance Certificates delivered to Agent, no Credit Party and no Subsidiary of any Credit Party has:
(i) changed its legal name, identity or jurisdiction of incorporation, organization or formation except as follows: [____________________________________];

(ii) acquired all or substantially all of the assets of, or merged or consolidated with or into, any Person, except as follows: [____________________________________]; or
(iii) changed its address or otherwise relocated, acquired fee simple title to any real property or entered into any real property leases, except as follows: [____________________________________];
(f) attached hereto as Schedule 1 are the reports required by Section 4.2(i); and1
[(g) attached hereto as Schedules 2 through 6 are the reports required by Sections 3.16 (Intellectual Property), 3.19 (Ventures, Subsidiaries and Affiliates; Outstanding Stock), 3.21 (Locations of Inventory, Equipment and Books and Records), 4.2(j)(i) (government contracts) and 4.2(j)(ii) (deposit accounts) as of the above date.]2
IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed by one of its Responsible Officers this [________] day of [___________________], 20[_____].

CONSTAR, INC.
By:
Its:
Note: Unless otherwise specified, all financial covenants are calculated for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP and all calculations are without duplication.

[1]	To be delivered concurrently with monthly financial statements.

[2]	To be delivered concurrently with quarterly and annual financial statements.

E 4.2(b)-2

EXHIBIT A TO EXHIBIT 4.2(b)
COMPLIANCE CERTIFICATE
Covenant 6.1 Capital Expenditure Limit

For purposes of Covenant 6.1, Capital Expenditures are defined as follows:

The aggregate of all expenditures and obligations, for the relevant test period set forth in Section 6.1 of the Credit Agreement, which should be capitalized under GAAP	$_________

Less: [To the extent included above, amounts paid as the purchase price for a Permitted Acquisition]	$_________

Capital Expenditures	$_________

Permitted Capital Expenditures [(including carry forward of $_________ from prior period)]	$_________

In Compliance	Yes/No
Fixed Charge Coverage Ratio (Covenant 6.2 and Applicable Margin)
Covenant 6.2:

Was (i) Excess Availability during the most recent fiscal month less than $12,500,000 for any period of five (5) consecutive Business Days during such fiscal month, or (ii) Excess Availability during the most recent fiscal month less than $7,500,000 at any time during such fiscal month?
Yes/No

If No, in compliance. If Yes, was the Fixed Charge Coverage Ratio greater than or equal to 1.0:1.0, calculated on a trailing twelve (12) month basis as of the last day of the previous fiscal month for which financial statements have been delivered pursuant to Section 4.1 of the Credit Agreement?
Yes/No

If Yes, in compliance. If No, not in compliance.

Fixed Charge Coverage Ratio for the current month ended (for purposes of calculating the Applicable Margin):

Calculate Consolidated EBITDA and Fixed Charge Coverage Ratio as follows:

Consolidated EBITDA:

(a) Consolidated Net Income of such Person for such period	$_________

plus

(b) the sum of, in each case to the extent included in the calculation of Consolidated Net Income but without duplication:

(i) any provision for income taxes;	$_________

(ii) Consolidated Interest Expense;	$_________

(iii) loss from extraordinary items;	$_________

(iv) depreciation, depletion and amortization expenses, including amortization related to asset retirement obligations;	$_________

          (v) non-recurring transaction expenses incurred through February 28, 2010, including without limitation any such expenses relating to the transactions contemplated by the Loan Documents (provided that the aggregate amount of expenses added to Consolidated Net Income pursuant to this clause (v) shall not exceed $15,000,000);
$_________

          (vi) (A) non-recurring cash charges incurred from January 1, 2010 through December 31, 2010 related to restructuring the business to accommodate the requirements of the 2008 Pepsi Contract (provided that the aggregate amount of expenses added to Consolidated Net Income pursuant to this clause (vi)(A) shall not exceed $650,000) and (B) non-recurring cash charges incurred prior to January 1, 2010 related to restructuring the business to accommodate the requirements of the 2008 Pepsi Contract;
$_________

[$_________] TERM NOTE B
OF [NAME OF BORROWER] FOR THE BENEFIT OF [NAME OF LENDER]

          (vii) cash restructuring charges of (A) up to $3,000,000 per Fiscal Year for the 2010 Fiscal Year and 2011 Fiscal Year, and (B) up to $1,500,000 per Fiscal Year for the 2012 Fiscal Year and (pro-rated) for the 2013 Fiscal Year (subject, for all charges under this clause (vii), to Borrower having provided Agent with supporting detail for such charges as may be reasonably satisfactory to Agent); and
$_________

          (viii) all other non-cash charges and non-cash losses for such period, including foreign currency adjustments, additions to accounts receivable and inventory reserves, impairment charges for goodwill and other assets, accounting changes, financing costs, the amount of any compensation deduction as the result of any grant of stock or stock equivalents to employees, officers, directors or consultants, but excluding any such non-cash charge, expense or loss to the extent that it represents an accrual of or a reserve for cash expenses in any future period or an amortization of a prepaid cash expense that was paid in a prior period
$_________

minus

(c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any credit for income tax, (ii) interest income, (iii) gains from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) from the sale, exchange or other disposition of capital assets by such Person and (v) any other non-cash gains or other items, including accounting changes, which have been added in determining Consolidated Net Income (other than the accrual of revenue in the ordinary course), including any reversal of a change referred to in clause (b)(v) above by reason of a decrease in the value of any Stock or Stock Equivalent.
$_________
[$_________] TERM NOTE B
OF [NAME OF BORROWER] FOR THE BENEFIT OF [NAME OF LENDER]

Consolidated EBITDA	$_________

Fixed Charge Coverage Ratio:

(a) Consolidated EBITDA	$_________

divided by

(b) the sum of

     (i) Consolidated Interest Expense paid or accrued (excluding (x) interest paid in kind and (y) non-cash accretion of interest on the First Mortgage Notes), but for the avoidance of doubt including the accrual of cash interest on of the First Mortgage Notes, without duplication for such period
$_________

(ii) scheduled payments of principal with respect to Indebtedness during such period	$_________

(iii) Unfinanced Capital Expenditures during such period	$_________

(iv) income taxes paid in cash during such period	$_________

(v) cash dividends and other equity distributions during such period paid by Holdings	$_________

total:	$_________

Fixed Charge Coverage Ratio	_________
[$_________] TERM NOTE B
OF [NAME OF BORROWER] FOR THE BENEFIT OF [NAME OF LENDER]